UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

REPLIGEN CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REPLIGEN CORPORATION

SUPPLEMENT TO PROXY STATEMENT FOR

THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 16, 2018

May 3, 2018

On April 20, 2018, Repligen Corporation (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) for its 2018 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Wednesday, May 16, 2018, at 8:00 a.m. EDT at the Company’s headquarters located at 41 Seyon Street, Building 1, Suite 100, Waltham, Massachusetts 02453. This supplement (this “Supplement”) to the Proxy Statement amends and supplements the Proxy Statement as filed and should be read in conjunction with the Proxy Statement.

Proposal 4 (the “Plan Proposal”) of the Proxy Statement requests that the Company’s stockholders approve the Repligen Corporation 2018 Stock Option and Incentive Plan (the “2018 Plan”), which was approved by the Company’s Board of Directors on April 3, 2018. After making the Proxy Statement available to stockholders, the Company was informed by Institutional Shareholder Services (“ISS”) that the 2018 Plan received an unfavorable recommendation, in part because the shareholder value transfer (“SVT”) for the 2018 Plan, as determined by ISS using its proprietary model with the Company’s, is greater than the benchmark calculated by ISS. In calculating the SVT for the 2018 Plan, ISS included shares available for issuance under the Company’s Amended and Restated 2012 Repligen Corporation Stock Option and Incentive Plan (the “2012 Plan”) as of December 31, 2017. Between December 31, 2017 and March 31, 2018 the number of shares available for issuance under the 2012 Plan decreased, and as of March 31, 2018 there were 254,907 shares available for issuance under the 2012 Plan.

Accordingly, the Company’s Board of Directors recommends that stockholders vote FOR the approval of the 2018 Plan.

Any vote “FOR” or “AGAINST” Proposal 4 for approval of the 2018 Plan described in the Proxy Statement using the proxy materials previously furnished by the Company (or a beneficial owner’s broker, bank, or other nominee) will continue to be counted as a vote “FOR” or “AGAINST” such proposal. If any stockholder has already voted and would like to change his or her vote on any matter, such stockholder may revoke his or her proxy before it is voted at the Annual Meeting by (1) giving written notice of revocation to the Secretary of the Company at any time before the taking of the vote at the Annual Meeting; (2) duly executing a later-dated proxy card relating to the same shares and delivering it to the Secretary of the Company or by telephone or the Internet, in accordance with the instructions listed on the proxy card; or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For those stockholders who submit a proxy by telephone or the Internet, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is deemed to be the date of the proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Repligen Corporation, Attention: Secretary, 41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts 02453, at or before the taking of the vote at the Annual Meeting.

The cost of solicitation of proxies will be borne by the Company and, in addition to directly soliciting stockholders by mail, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail or telephone following the original solicitation. The Company has retained Innisfree M&A Incorporated to aid in soliciting proxies and advise on certain matters relating to the Annual Meeting for a fee estimated not to exceed $20,000.

This Supplement to the Proxy Statement is being released on or about May 3, 2018, and should be read in conjunction with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement. The information provided above may be deemed “additional soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended.

Important Information

In connection with the solicitation of proxies, the Company filed the Proxy Statement on April 20, 2018 with the U.S. Securities and Exchange Commission (the “SEC”). Stockholders can access the Proxy Statement and other proxy materials and vote at www.proxyvote.com. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY THE COMPANY WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. In addition, the Company files annual, quarterly and current reports with the SEC. These reports can be obtained free of charge at the SEC’s web site at www.sec.gov or from the Company’s website at http://www.repligen.com. The Proxy Statement, copies of other solicitation materials and these other reports the Company files with the SEC can be obtained at no charge by writing to Repligen Corporation, Attention: Secretary, 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453.